UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 20, 2007

RTG VENTURES, INC.
(Exact name of registrant as specified in this charter)

Florida	333-85072	59-3666743
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

c/o David E Price
1915 Eye Street Northwest
Washington, DC 20006-2107
(Address and Zip Code of Principal Executive Offices)

Issuer's Telephone Number: (917) 488-6473

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 133-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Current Report on Form 8-K/A is filed by RTG Ventures, Inc., a Florida corporation (the “Registrant”), in connection with the items described below. It amends that certain Current Report on Form 8-K/A, dated March 31, 2010 that was filed by the Registrant with the Commission to amend information about the acquisition of Cloud Channel Limited and certain Officers.

Item 1.01 Entry into a Material Definitive Agreement.

On March 31, 2010, RTG Ventures, Inc., a Florida corporation (the “Company”) and Cloud Channel Limited (“Cloud Channel”), a private company registered in England and Wales with company number 07147702, limited by shares, entered into and completed a Share Exchange Agreement whereby the Company acquired all of the shares of Cloud Channel, 10,000 (Ten Thousand) ordinary shares at £ .0001 per share par value.

Cloud Channel will be allocated Convertible Preferred Shares of RTG Ventures, Inc. according to the valuation methodologies outlined in the Share Exchange Agreements of Bitemark MC Limited and Stylar Limited.  The Convertible Preferred Shares will be issued concurrently with their conversion to common stock 12 months from March 31st 2010.

The business of Cloud Channel Limited is described herein.

Item 2.01 Completion of Acquisition.

In order to fulfill the requirements for audited financials within a reasonable time frame, we have been obliged to replace the UK accounting firm that was engaged to work with RTG Ventures' auditor in order to fulfill the requirements for audited financials in public company transactions.  Therefore, in order to provide a full, transparent and sequentially correct filing, we will file audited financials by way of a subsequent 8-K/A and the closing dates of the transactions will coincide.

Once the consolidated accounts are filed, Sherb & Co LLP, the Company's Auditor, will conduct all future audit requirements for all RTG Ventures companies beginning with the fiscal year ending 31st August 2010.

Cloud Channel has now changed its name to RTG Ventures (Europe) Limited and the Company's principal business is  described in outline below.  More detail including structural charts, descriptions of the business units and the Company's Vision and Mission statements are published on the Corporate website at www.rtgventures.com.

About RTG Ventures (Europe) Limited, a division of RTG Ventures, Inc.

RTG Ventures (Europe) Limited has developed a unique model that enables live music video rights owners to control and monetize their assets through internet and mobile internet distribution.  RTG Ventures also enables owners of high traffic websites to source top quality media content without the need to negotiate rights for each media item they stream.

RTG Ventures is organized as three divisions; Media Systems, Payment Systems and Software and Services, each of which contains both wholly-owned companies and joint ventures with independent business plans, strategies and management.  In addition to servicing their discrete markets, these companies all contribute to RTG Venture’s total product offering for media rights owners which enables rights owners to stream content in any format to any digital video platform with monetization and rights management rules built in to the network itself.

At the heart the total product offering is a Monetization Platform which allows rights owners to define and meta tag media content in detail, to set and enforce rights management and distribution rules, to receive payment on distribution and to obtain detailed analytics in real time.

Media Systems Division

The Media Systems division is responsible for development and management of RTG Ventures' total product offering with support and services provided by the other two divisions.  Specifically, the Media Systems Division tasks are:

•	To make and maintain relationships with digital media rights owners;
◦	To create a marketplace of top quality content with in-built Digital Rights Management (DRM);
◦	To produce original content in order to promote and monetize live events;
◦	To digitize archive content in order to unlock the earning potential of content libraries.
•	To create a single management interface for rights owners:
◦	To manage distribution of all of their content online;
◦	To provide the mechanisms for monetizing content on any digital platform;
◦	To access real time performance analytics in order to optimize distribution and monetization of their assets;
◦	To reconcile asset income.

•	To make and maintain relationships with portals, niche destination sites and high traffic web sites of all kinds and on all digital media platforms:
◦	To deliver rights owners volume;
◦	To reach consumers who will pay per view;
◦	To provide site owners with top quality content without the need to negotiate a license from the rights owner; and
◦	Where dedicated destination sites for media types do not exist, to form joint ventures with leaders in those niches in order to attract and monetize audiences for the rights owners.

Payment Systems

The Payment Systems Division is responsible for development and management of cutting edge value-exchanging technologies in order to reduce the cost of electronic payments and extend the reach of RTG Ventures' technology.  Specifically, the Payment Systems Division's tasks are:

•	To reduce transaction costs for RTG Ventures' businesses by:
◦	Vertically integrating payment systems into its products;
◦	Offering alternatives to the Visa/Mastercard clearing system;
◦	Utilizing electronic bank-to-bank payments wherever possible;
◦	Aggregating foreign currency transactions in order to achieve highly competitive FX rates.
•	To extend the reach of RTG Ventures' products by:
◦	Establishing acceptance and/or integration with EPOS and Ecommerce providers;
◦	Creating and operating a wireless digital certificate (gift voucher) system that can be used as sales promotional tools;
◦	Ensuring its products are compatible with other media companies “paywall” technologies

 Software and Services

The Software & Services division includes companies that either add value to its total product offering, or which have the capability to exploit new proprietary technologies for the benefit of its shareholders.

Digital Clarity

Digital Clarity is a digital marketing agency with a blue chip client list and specific expertise in search engine optimization as well as search engine, social media and electronic marketing. Digital Clarity provides marketing services to rights owners in order to be able to maximize revenues and promote new artists by using the RTG Ventures platform.

In addition to providing essential services to RTG Ventures businesses, Digital Clarity will continue to grow its business organically and by acquisition.

Bitemark MC Limited

Bitemark MC Limited is a designer, manufacturer and distributor of consumer electronics, giftware and general merchandise. With specific expertise in sourcing very high quality goods in small production runs in the Far East, and a tested global logistics capability, BMC offers RTG Ventures' companies the ability to create physical products and bring them to market fast.

Bitemark MC Limited will provide merchandising services to support RTG Ventures' total product offering.

Consideration to Stockholders of Cloud Channel Limited

Pursuant to the Share Exchange Agreement, the Registrant acquired 100% of the outstanding capital stock of  Cloud Channel from its stockholders for consideration consisting of Convertible Preferred Shares of RTG Ventures, Inc. according to the valuation methodologies outlined in the Share Exchange Agreements of Bitemark MC Limited and Stylar Limited. Cloud Channel has been valued 12 months forward using forecasts submitted by them and agreed by the Company. Based on the results after 12 months, shareholders will be able to convert the preferred shares into common stock using the average share price of the 30 days preceding the conversion. At conversion the valuations will be adjusted up to a maximum of 25% in either direction using performance against forecast. All preferred stock will be held by the Registrants transfer agent for the 12 month period.

As outlined in the amendment documents listed in the Exhibits, shareholders in acquired companies will be able to to convert shares into common stock using the average share price of the 30 days preceding the conversion at March 31, 2011 or 12 calendar months from the amended date of acquisition.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers

Following a transition plan, Dominic Hawes-Fairley, President, was appointed to the broadened role of CEO and Director effective June 16, 2010 which was announced to the public by press release at that time. This action re-integrated the CEO/President position in place prior to March 31, 2010. Barrington J. Fludgate Jr, CEO during the transition period, remains a Director.

Item 9.01 Exhibits.

(b) Exhibits

10.1*	Share Exchange Agreement, dated March 30, 2010, between RTG Ventures, Inc., and Cloud Channel Limited.
10.2**	Share Purchase Agreement between Cloud Channel Limited and Bitemark MC Limited.
10.3***	Share Purchase Agreement between Cloud Channel Limited and Stylar Limited.
10.4	Amendment to Share Exchange Agreement, dated March 30, 2010, between RTG Ventures, Inc., and Cloud Channel Limited.
10.5	Amendment to Share Purchase Agreement between Cloud Channel Limited and Bitemark MC Limited.
10.6	Amendment to Share Purchase Agreement between Cloud Channel Limited and Stylar Limited.

* Previously filed to the registrant’s Current Report on Form 8-K/A filed with the Commission on April 6, 2010.
** Previously filed as Exhibit 10.3 to the registrant’s Current Report on Form 8-K/A filed with the Commission on April 6, 2010.
*** Previously filed as Exhibit 10.4 to the registrant’s Current Report on Form 8-K/A filed with the Commission on April 6, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RTG VENTURES, INC.
(Registrant)

Dated: July 15, 2010	By: /s/ Dominic Hawes-Fairley
Dominic Hawes-Fairley Chief Executive Officer and President

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